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                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14a INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

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     14a-6(e)(2))
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[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                        ASTORIA FINANCIAL CORPORATION
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                (Name of Registrant as Specified In Its Charter)

                                     N/A
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[COMPANY LOGO]                                                           NEWS
One Astoria Federal Plaza, Lake Success, NY 11042-1085 (516) 327-3000    RELEASE

                          Contact:      Peter J. Cunningham
                                        First Vice President, Investor Relations
                                        516-327-7877
                                        ir@astoriafederal.com
FOR IMMEDIATE RELEASE
---------------------

               INSTITUTIONAL SHAREHOLDER SERVICES (ISS) RECOMMENDS
             SHAREHOLDERS VOTE FOR APPROVAL OF ASTORIA'S 2005 STOCK
                                 INCENTIVE PLAN

         Lake Success, New York, May 9, 2005 -- Astoria Financial Corporation (NYSE: AF), announced that Institutional Shareholder Services Inc. ("ISS"), widely recognized as a leading independent proxy advisory and corporate governance rating firm, has recommended a vote FOR the approval of Astoria's 2005 Re-designated, Amended and Restated Stock Incentive Plan ("the Plan"). Commenting on the ISS recommendation, George L. Engelke, Jr., Astoria's Chairman, President & CEO said, "We are extremely pleased that the independent evaluation and analysis of our Stock Incentive Plan by ISS supports the Board of Directors' recommendation to vote FOR the approval of the Plan, which will provide the Compensation Committee and the Board with the additional flexibility to fashion compensation programs which are considerate of the interests of all shareholders and competitive with programs provided at comparable institutions." ISS has also recommended a vote FOR the election of all of Astoria's nominees for director and the ratification of the appointment of Astoria's independent registered public accounting firm.

       Astoria Financial Corporation, the holding company for Astoria Federal Savings and Loan Association, with assets of $23.3 billion is the fifth largest thrift institution in the United States. Established in 1888, Astoria Federal is the largest thrift depository headquartered in New York with deposits of $12.6 billion and embraces its philosophy of Putting people first by providing the customers and local communities it serves with quality financial products and services through 86 convenient banking office locations and multiple delivery channels, including its enhanced website, www.astoriafederal.com. Astoria Federal commands the fourth largest deposit market share in the attractive Long Island market, which includes Brooklyn, Queens, Nassau and Suffolk counties with a population exceeding that of 39 individual states. Astoria Federal originates mortgage loans through its banking offices and loan production offices in New York, an extensive broker network in twenty-three states, primarily the East Coast and the District of Columbia, and through correspondent relationships in forty-four states and the District of Columbia.

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